Exhibit 99.2

VICTORY ACQUISITION CORP. ANNOUNCES

REGISTRATION STATEMENT RELATING TO ITS PROPOSED BUSINESS

COMBINATION WITH TOUCHTUNES CORPORATION

DECLARED EFFECTIVE

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 23, 2009

Jackson, Wyoming, April 14, 2009 – Victory Acquisition Corp. (NYSE Amex: VRY; VRY.WS; VRY.U) (“Victory”) announced today that its Registration Statement on Form S-4, containing a definitive proxy statement/prospectus, relating to its proposed business combination with TouchTunes Corporation (“TouchTunes”) has been declared effective by the Securities and Exchange Commission. TouchTunes provides innovative out-of-home interactive entertainment solutions to more than 38,000 bars, restaurants, retailers and other businesses in North America.

Victory’s special meeting of stockholders will be held on April 23, 2009 at 10:00 a.m. eastern time, at the offices of Graubard Miller, Victory’s counsel, at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174. Stockholders of record as of April 7, 2009 will be invited to attend the special meeting and vote on, among other matters, a proposal to approve the Agreement and Plan of Reorganization, dated as of March 23, 2009, among Victory, VAC Merger Sub, Inc. (“Merger Sub”), Victory’s wholly-owned subsidiary, TouchTunes and VantagePoint CDP Partners, L.P., a significant stockholder of TouchTunes, which, among other things, provides for the merger of Merger Sub with and into TouchTunes, with TouchTunes surviving as a wholly-owned subsidiary of Victory.

The full meeting agenda is detailed in the Registration Statement on Form S-4 containing a definitive proxy statement/prospectus which is being mailed to all stockholders of record. Investors and security holders are advised to read the Registration Statement because it contains important information. Victory and its directors and executive officers and Citigroup Global Markets Inc. may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed business combination. Information concerning the interests of such participants in the solicitation is set forth in the definitive proxy statement/prospectus.

Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by Victory at the Securities and Exchange Commission’s web site at www.sec.gov.

Forward Looking Statements

This press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Victory’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: approval of the merger by the stockholders of the companies; the number and percentage of Victory stockholders voting against the proposed merger and seeking conversion; the number and percentage of Victory’s stockholders abstaining from any vote; as well as other relevant risks detailed in Victory’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Victory assumes no obligation to update the information contained in this press release.

Not a Proxy Statement

This press release is not a proxy statement or a solicitation of proxies from the holders of common stock of Victory and does not constitute an offer of any securities of Victory for sale. Any solicitation of proxies will be made only by the definitive proxy statement/prospectus of Victory that will be mailed to all stockholders. Investors and security holders of Victory are urged to read the definitive proxy statement/prospectus and appendices thereto when they become available, because they will contain important information about Victory and the business to be acquired.

About TouchTunes Corporation

TouchTunes Corporation is one of the largest out-of-home interactive digital entertainment networks, providing innovative solutions to more than 38,000 bars, restaurants, retailers and other businesses in North America. TouchTunes introduced the world’s first digital downloading, pay-per-play commercial jukebox in 1998 and now plays approximately 700 million songs annually. TouchTunes also recently began to offer Barfly, a proprietary interactive television network consisting of a screen within a television screen designed to provide unique content, programming and social networking opportunities within its technologically advanced digital system. PlayPorTT is a portable broadband entertainment system with over 50 proprietary video and electronic games utilized to enhance the in-restaurant dining experience. TouchTunes is currently a privately held U.S. corporation with offices in New York City, Lake Zurich, Illinois and Montreal, Quebec, Canada. For further information on TouchTunes, please visit www.touchtunes.com.

About Victory Acquisition Corp.

Victory Acquisition Corp. is a specified purpose acquisition company formed by veteran investors and entrepreneurs Jonathan Ledecky and Eric Watson for the purpose of effecting a merger, capital stock exchange, asset acquisition or similar business combination with an operating business. Victory raised $330 million in an initial public offering in April 2007. Victory has 40.5 million shares outstanding along with 38 million warrants convertible into shares at an exercise price of $7.50. It currently has approximately $330 million held in a trust account. For further information on Victory Acquisition Corp. please go to www.victoryacq.com

Contacts:

Media:

Nevin Reilly

Sloane Public Relations

212-446-1893

Investors:

Don Duffy and Seth Potter

Devlin Lander and Katharine O’Brien

ICR

203-682-8200

TouchTunes Corporation Contact:

Geoff Mott

514-242-3928

Victory Acquisition Corp. Contact:

Paul Vassilakos and Miles Leahy

Petrina Advisors

212-521-4399